AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2000
                                             REGISTRATION NO.  333-___________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                       COMMUNITY HEALTH SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                                   13-3893191
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                  Identification Number)

                        155 FRANKLIN ROAD, SUITE 400
                         BRENTWOOD, TENNESSEE 37027
            (Address of Principal Executive Offices) (Zip Code)

                 COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN
      COMMUNITY HEALTH SYSTEMS, INC. 2000 STOCK OPTION AND AWARD PLAN
                         (Full title of the plans)

                             RACHEL A. SEIFERT
               VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        155 FRANKLIN ROAD, SUITE 400
                         BRENTWOOD, TENNESSEE 37027
                               (615) 373-9600
         (Name, address, and telephone number of agent for service)


                                                CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                           PROPOSED
                                                           MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES                AMOUNT TO BE         OFFERING PRICE        AGGREGATE             AMOUNT OF
 TO BE REGISTERED                 REGISTERED (1)          PER SHARE        OFFERING PRICE (2)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share (the
"Common Stock")                   1,000,000 shares       $19.38(2)         $19,380,000            $5,117
-------------------------------------------------------------------------------------------------------------------
Common Stock                      792,791 shares         $19.38(2)         $15,364,290            $4,056
-------------------------------------------------------------------------------------------------------------------
Common Stock                      3,770,000 shares       $13.00(3)         $49,010,000            $12,939
-------------------------------------------------------------------------------------------------------------------
Total                             5,562,791 shares             --          $83,754,290            $22,112
-------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). This Registration Statement registers the following number of shares of Common Stock that may be issued under each of the following plans: 4,562,791 pursuant to the Community Health Systems, Inc. 2000 Stock Option and Award Plan; and 1,000,000 pursuant to the Community Health Systems, Inc. 401(k) Plan. In addition, pursuant to Rule 416(c) of the Securities Act, this
     Registration Statement also covers an indeterminate amount of interests that may be issued pursuant to the Community Health Systems, Inc. 401(k) Plan described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on August 28, 2000.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act.


EXPLANATORY NOTE

     On April 25, 2000, we adopted the Community Health Systems, Inc. 2000 Stock Option and Award Plan (the "Option Plan") pursuant to which a maximum of 4,562,791 shares of Common Stock may be issued. In addition, effective as of September 1, 2000, the Common Stock is an investment alternative under the Community Health Systems, Inc. 401(k) Plan (the "401(k) Plan"). The purpose of this Registration Statement on Form S-8 is to register 4,562,791 shares of Common Stock that may be issued under the Option Plan and 1,000,000 shares of Common Stock that may be issued under the 401(k) Plan. This Registration Statement also registers an indeterminate amount of interests that may be issued pursuant to the provisions of the 401(k) Plan.

                                   PART I

     Holders of awards granted under the Option Plan and participants in the 401(k) Plan will be provided with the documents containing information specified by Part I of this Registration Statement in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or access our SEC filings on the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offerings registered on this Registration Statement:

      o Our prospectus filed with the SEC on June 9, 2000 pursuant to Rule 424(b) of the Securities Act in connection with our Registration Statement on Form S-1 (File No. 333-31790), originally filed by us under the Securities Act on March 6, 2000, as amended, which prospectus includes our audited financial statements for the fiscal year ended December 31, 1999 and which describes the terms of the Common Stock;

      o Our Registration Statement on Form 8-A filed with the SEC on June 5, 2000, which describes the terms of the Common Stock; and

      o Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 filed with the SEC on August 11, 2000.

     Item 4. Description of Securities

     Not  applicable.

     Item 5. Interests of Named Experts and Counsel

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations).

     Item 6. Indemnification of Directors and Officers

     Our Certificate of Incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law;

     o under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases, or redemption; and

     o for any transaction from which the director shall have derived an improper personal benefit.

     In addition, our Certificate of Incorporation and By-Laws provide that our directors and officers will be indemnified to the fullest extent permitted by Delaware law. This indemnification is not exclusive of any other rights that our directors and officers may be entitled to.

     We have entered into indemnification agreements with our directors and executive officers. These agreements contain provisions that may require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and obtain directors' and officers' liability insurance.

     Beyond this, we maintain our directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims for breaches of duty, negligence, error and other wrongful acts.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors, officers, employees or agents, against expenses incurred in any such action, suit or proceedings. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any director, officer, employee or agent.

     Our Option Plan provides that no member of the committee administering the Option Plan is liable for any action, failure to act, determination or interpretation made in good faith with respect to the Option Plan or any transaction under it. Accordingly, we have agreed to indemnify the committee members for all costs and expenses and, to the extent permissible by applicable law, any liability incurred in connection with defending against, responding to, negotiating for settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Option Plan or in authorizing or denying authorization to any transaction under it.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1**               Our Restated Certificate of Incorporation filed as
                    Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2000.

4.2** Our Restated By-Laws filed as Exhibit 3.2 to our Form 10-Q for the quarterly period ended June 30, 2000.

4.3*                Community Health Systems, Inc. 401(k) Plan.

4.4*                Community Health Systems, Inc. 2000 Stock Option and
                    Award Plan.

5* Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of securities offered under the Community Health Systems, Inc. 401(k) Plan and the Community Health Systems, Inc. 2000 Stock Option and Award Plan.

23.1*               Consent of Deloitte & Touche LLP.

23.2                Consent of Fried, Frank, Harris, Shriver & Jacobson
                    (included in Exhibit 5).

24 Power of Attorney (included in the signature pages of this Registration Statement).

--------------------------
*    Filed herewith.
**   Incorporated by reference.

     Item 9. Undertakings

     (a)  We hereby undertake:

          (1) To submit the 401(k) Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and make all changes required by the IRS in order to qualify the 401(k) Plan.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided,  however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports we filed under Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We undertake that, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering.

     (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions described in Item 6 of this Registration Statement, or otherwise, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on August 31, 2000.

                                   COMMUNITY HEALTH SYSTEMS, INC.


                                   /s/ Wayne T. Smith
                                   -------------------------------------
                                   By:  Wayne T. Smith
                                   Title:  President and
                                           Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne T. Smith, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                           Title                             Date
        ---------                           -----                             ----

                             President, Chief Executive Officer and
/s/ Wayne T. Smith           Director (principal executive officer)      August 31, 2000
-------------------------
Wayne T. Smith

                             Executive Vice President and Chief
/s/ W. Larry Cash            Financial Officer (principal financial
-------------------------    officer)                                    August 31, 2000
W. Larry Cash

/s/ T. Mark Buford           Vice President and Corporate Controller
-------------------------    (principal accounting officer)              August 31, 2000
T. Mark Buford


/s/ Sheila P. Burke
-------------------------    Director                                    August 31, 2000
Sheila P. Burke


/s/ Robert J. Dole
-------------------------    Director                                    August 31, 2000
Robert J. Dole


/s/ J. Anthony Forstmann
-------------------------    Director                                    August 31, 2000
J. Anthony Forstmann


/s/ Nicholas C. Forstmann
-------------------------    Director                                    August 31, 2000
Nicholas C. Forstmann


/s/ Theodore J. Forstmann
-------------------------    Director                                    August 31, 2000
Theodore J. Forstmann


/s/ Dale F. Frey
-------------------------    Director                                    August 31, 2000
Dale F. Frey


/s/ Sandra J. Horbach
-------------------------    Director                                    August 31, 2000
Sandra J. Horbach


/s/ Thomas H. Lister
-------------------------    Director                                    August 31, 2000
Thomas H. Lister


/s/ Michael A. Miles
-------------------------    Director                                    August 31, 2000
Michael A. Miles


/s/ Samuel A. Nunn
-------------------------    Director                                    August 31, 2000
Samuel A. Nunn


Constituting a majority of the Board of Directors.

     Pursuant to the requirements of the Securities Act, Community Health Systems, Inc., which administers the 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on August 31, 2000.

                                        COMMUNITY HEALTH SYSTEMS, INC.


                                        /s/ Wayne T. Smith
                                        ----------------------------------
                                        By:  Wayne T. Smith
                                        Title:  President and
                                                Chief Executive Officer

                             Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1**               Our Restated Certificate of Incorporation filed as
                    Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2000.

4.2** Our Restated By-Laws filed as Exhibit 3.2 to our Form 10-Q for the quarterly period ended June 30, 2000.

4.3*                Community Health Systems, Inc. 401(k) Plan.

4.4*                Community Health Systems, Inc. 2000 Stock Option and
                    Award Plan.

5* Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of securities offered under the Community Health Systems, Inc. 401(k) Plan and the Community Health Systems, Inc. 2000 Stock Option and Award Plan.

23.1*               Consent of Deloitte & Touche LLP.

23.2                Consent of Fried, Frank, Harris, Shriver & Jacobson
                    (included in Exhibit 5).

24 Power of Attorney (included in the signature pages of this Registration Statement).

--------------------------
*    Filed herewith.
**   Incorporated by reference.